Exhibit 99.1

ORBITAL ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

— Company Reports 31% Growth in Operating Income and 50% Increase in EPS —

— First Quarter Operations Culminate in Weekend's Successful Antares Launch —

(Dulles, VA 23 April 2013) — Orbital Sciences Corporation (NYSE: ORB) today reported its financial results for the first quarter of 2013.  First quarter 2013 revenues were $334.8 million, compared to $338.0 million in the first quarter of 2012.  First quarter 2013 operating income was $31.1 million, an increase of 31% compared to $23.8 million in the first quarter of 2012.

Net income was $19.6 million, or $0.33 diluted earnings per share, in the first quarter of 2013, compared to net income of $13.0 million, or $0.22 diluted earnings per share, in the first quarter of 2012.  Orbital's free cash flow* in the first quarter of 2013 was negative $34.2 million compared to negative $32.7 million in the first quarter of 2012.

Mr. David W. Thompson, Orbital's Chairman and Chief Executive Officer, said, "While our revenues did not increase in the first quarter, Orbital reported solid financial results that were driven by operating profit margin improvements in all three of our business segments.  Earnings per share increased 50% in the quarter, reflecting these improved operating margins as well as lower interest expense resulting from our recent long-term debt restructuring."

"In addition, the company began 2013 with a series of successful space missions and other operational events, culminating in this weekend's flawless launch of the first Antares rocket.  Other recent operations included three interceptor and target vehicle launches, two satellite deployments and four research rocket flights, all of which were successful as well," Mr. Thompson added.

________
* "Free cash flow" is a non-GAAP financial measure.  For additional details concerning this measure, please refer to the sections of this press release entitled "Cash Flow" and "Disclosure of Non-GAAP Financial Measure."

—more—

Orbital Sciences Corporation s 45101 Warp Drive, Dulles, VA 20166 s 703-406-5000

Orbital Announces First Quarter 2013 Financial Results

Financial Highlights

	First Quarter
($ in millions, except per share data)	2013	2012
Revenues	$334.8	$338.0
Operating Income	31.1	23.8
Net Income	19.6	13.0
Diluted Earnings Per Share	$0.33	$0.22

Revenues decreased $3.2 million, or 1%, in the first quarter of 2013 compared to the first quarter of 2012.  The marginal decline in revenues was primarily due to a $10.5 million decrease in satellites and space systems segment revenues, partially offset by an $8.2 million increase in launch vehicles segment revenues.  The revenue reduction in the satellites and space systems segment was due to decreased activity on communications satellite contracts resulting from the completion of several satellites since the first quarter of 2012.  The revenue increase in the launch vehicles segment was driven by increased activity on target launch vehicles and missile defense interceptors.  Advanced space programs segment revenues decreased $1.7 million mainly due to decreased activity on national security satellite contracts, partially offset by increased activity on the Commercial Resupply Services (CRS) cargo delivery contract with NASA.

Operating income increased $7.3 million, or 31%, in the first quarter of 2013 compared to the first quarter of 2012, due to operating income increases in all three business segments.  Satellites and space systems segment operating income increased $3.5 million principally due to favorable profit adjustments related to two recently deployed satellites.  Launch vehicles segment operating income grew $3.1 million principally due to increased target launch vehicle activity in addition to improved profit margins on target launch vehicle and space launch vehicle contracts.  Advanced space programs segment operating income increased $0.7 million.

Net income in the first quarter of 2013 was $19.6 million, or $0.33 diluted earnings per share, compared to $13.0 million, or $0.22 diluted earnings per share, in the first quarter of 2012.  Interest expense was $2.0 million lower in the first quarter of 2013 compared to the first quarter of 2012, reflecting a reduction in the interest rate on the company's long-term debt resulting from a debt refinancing transaction that the company completed in the fourth quarter of 2012.  The company's effective income tax rate was 36% in the first quarter of 2013 compared to 38% in the first quarter of 2012.  The first quarter of 2013 included a favorable income tax adjustment of $0.5 million pertaining to federal research and development tax credits.

—more—

Orbital Announces First Quarter 2013 Financial Results

Segment Results

Launch Vehicles

	First Quarter
($ in millions)	2013	2012	% Change
Revenues	$134.3	$126.1	7%
Operating Income	12.0	8.9	35%
Operating Margin	8.9%	7.1%

Launch vehicles segment revenues increased $8.2 million, or 7%, in the first quarter of 2013 compared to the first quarter of 2012 primarily due to increased activity on target launch vehicles and missile defense interceptors.

Segment operating income increased $3.1 million in the first quarter of 2013 compared to the first quarter of 2012 principally due to increased target launch vehicle activity in addition to improved profit margins on target launch vehicle and space launch vehicle contracts.  Segment operating margin increased due to higher profit rates on target launch vehicle and space launch vehicle contracts.

Satellites and Space Systems

	First Quarter
($ in millions)	2013	2012	% Change
Revenues	$100.8	$111.3	(9%)
Operating Income	10.9	7.4	47%
Operating Margin	10.8%	6.6%

Satellites and space systems segment revenues decreased $10.5 million, or 9%, in the first quarter of 2013 compared to the first quarter of 2012 due to decreased activity on communications satellite contracts, partially offset by increased activity on science and remote sensing satellites. The reduction in communications satellite activity was related to the completion of several satellites since the first quarter of 2012.

Segment operating income increased $3.5 million in the first quarter of 2013 compared to the first quarter of 2012 principally due to favorable profit adjustments resulting from the recent successful deployment of two satellites, in addition to the favorable resolution of a customer claim.  Segment operating margin also increased mainly due to the same factors.

—more—

Orbital Announces First Quarter 2013 Financial Results

Advanced Space Programs

	First Quarter
($ in millions)	2013	2012	% Change
Revenues	$113.3	$115.0	(1%)
Operating Income	8.2	7.5	9%
Operating Margin	7.2%	6.5%

Advanced space programs segment revenues decreased $1.7 million, or 1%, in the first quarter of 2013 compared to the first quarter of 2012 due to decreased activity on national security satellite contracts, partially offset by increased activity on the CRS contract.

Segment operating income increased $0.7 million in the first quarter of 2013 compared to the first quarter of 2012 principally due to a favorable contract closeout adjustment, partially offset by decreased activity and lower profit margins on national security satellite contracts.  Segment operating margin also increased mainly due to the same factors.

Cash Flow

First Quarter
($ in millions)	2013
Net Cash Used in Operating Activities	$(25.8)
Capital Expenditures	(8.4)
Free Cash Flow	(34.2)
Other, Net	1.3
Net Decrease in Cash	(32.9)
Beginning Cash Balance	232.3
Ending Cash Balance	$199.4

New Business Highlights

In the first quarter of 2013, Orbital recorded approximately $335 million in new firm and option contract bookings.  In addition, the company received approximately $105 million of option exercises under existing contracts.  As of March 31, 2013, the company's firm contract backlog was approximately $2.0 billion and its total backlog (including options, indefinite-quantity contracts and undefinitized orders) was approximately $4.9 billion.

Operational Highlights

In the first quarter of 2013, Orbital successfully carried out five major space missions, accomplished important testing milestones for its Antares rocket program, achieved a major system integration milestone on the Cygnus cargo logistics spacecraft and launched three suborbital research rockets.  In January, an Orbital OBV long-range missile defense interceptor

—more—

Orbital Announces First Quarter 2013 Financial Results

was successfully launched in support of a test conducted by the U.S. Missile Defense Agency.  In February, the Azerspace/AfricaSat-1a commercial communications satellite was successfully launched and completed in-orbit testing milestones and the Landsat-8 Earth remote sensing satellite was deployed for NASA.  Also in February, Orbital successfully conducted a "hot fire" test of the Antares first stage, an important precursor to the successful first launch of the Antares rocket on April 21.  In March, Orbital shipped the first Cygnus service module to Wallops Island where it was integrated with its pressurized cargo module, forming the first completed Cygnus spacecraft.  During the first quarter, Orbital also launched two low-altitude supersonic targets for the U.S. Navy and three suborbital research rockets on scientific missions for NASA.

For the remainder of the year, Orbital plans to conduct numerous major operational events, highlighted by two additional Antares launches and Cygnus spacecraft deployments to the International Space Station, the introduction of the Minotaur V rocket that will launch NASA's LADEE spacecraft into lunar orbit from Wallops Island, a Pegasus rocket launch carrying a NASA heliophysics satellite, a Minotaur I rocket launch of an Air Force satellite, the deployment of two or three commercial communications satellites, and one or two additional flights of the company's OBV interceptor booster.  In addition, the company expects to carry out several target vehicle launches as well as up to 15 additional suborbital research rocket missions.  Orbital will also deliver several additional systems for future missions or operational deployments.

2013 Financial Guidance

The company reaffirmed its financial guidance for full year 2013 as follows:

Revenues ($ in millions)	$1,425 - $1,500
Operating Income Margin	7.00% - 7.50%
Diluted Earnings per Share	$1.00 - $1.10
Free Cash Flow ($ in millions)	$0 - $20

Annual Stockholders Meeting

Orbital will hold its Annual Meeting of Stockholders, which will include a business update and outlook from Mr. Thompson, at its corporate headquarters on Thursday, April 25, 2013, at 9:00 a.m. Eastern Time.  Stockholders and other interested parties may listen to a live audio webcast of the annual meeting by going to Orbital's investor webpage at www.orbital.com/Investor, clicking on the "Webcast" link for the Annual Meeting of Stockholders and following the instructions provided.

—more—

Orbital Announces First Quarter 2013 Financial Results

Disclosure of Non-GAAP Financial Measure

We define free cash flow as GAAP (U.S. Generally Accepted Accounting Principles) net cash used in operating activities less capital expenditures for property, plant and equipment.  A reconciliation of free cash flow to net cash used in operating activities is included above in the section entitled "Cash Flow."  Management believes that the company's presentation of free cash flow is useful because it provides investors with an important perspective on the company's liquidity, financial flexibility and ability to fund operations and service debt.

Orbital does not intend for the above non-GAAP financial measure to be considered in isolation or as a substitute for the related GAAP measure.  Other companies may define this measure differently.

About Orbital

Orbital develops and manufactures small- and medium-class rockets and space systems for commercial, military and civil government customers.  The company's primary products are satellites and launch vehicles, including low-Earth orbit, geosynchronous-Earth orbit and planetary exploration spacecraft for communications, remote sensing, scientific and defense missions; human-rated space systems for Earth-orbit, lunar and other missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense systems that are used as interceptor and target vehicles.  Orbital also provides satellite subsystems and space-related technical services to U.S. Government agencies and laboratories.  More information about Orbital can be found at http://www.orbital.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may be forward-looking in nature or "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, those related to our financial outlook, liquidity, goals, business strategy, projected plans and objectives of management for future operating results and forecasts of future events.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements often include the words "anticipate," "forecast," "expect," "believe," "should," "will," "intend," "plan" and words of similar substance.  Such forward-looking statements are subject to risks, trends and uncertainties that could cause the actual results or performance of the company to be materially different from the forward-looking statement.  Uncertainty surrounding factors such as continued government support and funding for key space and defense programs, including the impact of sequestration under the Budget Control Act of 2011, new product development programs, the availability of key product components, product performance and market acceptance of products and technologies, achievement of contractual milestones, government contract procurement and termination risks and income tax rates, as well as other risk factors and business considerations described in the company's SEC filings, including its annual report on Form 10-K, may materially impact Orbital's actual financial  and operational results.  Orbital assumes no obligation for updating the information contained in this press release.

—more—

Orbital Announces First Quarter 2013 Financial Results

A transcript of the earnings teleconference call will be available on Orbital's website at http://www.orbital.com/Investor.

Contact:
Barron Beneski (703) 406-5528
Public and Investor Relations
beneski.barron@orbital.com

— attachments below —

—more—

Orbital Announces First Quarter 2013 Financial Results

ORBITAL SCIENCES CORPORATION
Consolidated Income Statements
(in thousands, except per share data)

	First Quarter
	2013	2012

Revenues	$334,813	$338,030
Cost of revenues	246,386	258,964
Research and development expenses	32,133	27,878
Selling, general and administrative expenses	25,187	27,342
Income from operations	31,107	23,846
Interest income and other	566	188
Interest expense	(1,110)	(3,077)
Income before income taxes	30,563	20,957
Income taxes	(10,961)	(7,964)
Net income	$19,602	$12,993

Basic income per share	$0.33	$0.22
Diluted income per share	0.33	0.22

Shares used in computing basic income per share	59,776	58,941
Shares used in computing diluted income per share	60,061	59,275

—more—

Orbital Announces First Quarter 2013 Financial Results

ORBITAL SCIENCES CORPORATION
Segment Information
(in millions)

	First Quarter
	2013	2012
Revenues:
Launch Vehicles	$134.3	$126.1
Satellites and Space Systems	100.8	111.3
Advanced Space Programs	113.3	115.0
Eliminations	(13.6)	(14.4)
Total Revenues	$334.8	$338.0

Income from Operations:
Launch Vehicles	$12.0	$8.9
Satellites and Space Systems	10.9	7.4
Advanced Space Programs	8.2	7.5
Total Income from Operations	$31.1	$23.8

—more—

Orbital Announces First Quarter 2013 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2013	2012
Assets
Cash	$199,384	$232,324
Receivables	577,895	499,222
Inventory	60,268	61,251
Deferred income taxes, net	35,240	38,216
Other current assets	18,657	17,810
Total current assets	891,444	848,823
Investments	9,500	9,200
Property, plant and equipment, net	249,673	251,360
Goodwill	71,260	75,261
Other non-current assets	26,511	26,810
Total Assets	$1,248,388	$1,211,454

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$291,521	$257,113
Deferred revenues and customer advances	36,336	62,098
Current portion of long-term obligations	8,236	7,500
Total current liabilities	336,093	326,711
Long-term debt	140,625	143,236
Deferred income taxes, net	15,615	10,879
Other non-current liabilities	16,732	17,082
Total stockholders' equity	739,323	713,546
Total Liabilities and Stockholders' Equity	$1,248,388	$1,211,454

—more—

Orbital Announces First Quarter 2013 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)

	First Quarter
	2013	2012

Net Income	$19,602	$12,993
Depreciation and amortization	9,824	9,019
Deferred income taxes	7,073	7,171
Changes in assets and liabilities	(63,584)	(53,015)
Other	1,270	2,907
Net cash used in operating activities	(25,815)	(20,925)
Capital expenditures	(8,397)	(11,794)
Net cash used in investing activities	(8,397)	(11,794)
Principal payments on long-term obligations	(1,875)	—
Net proceeds from issuance of common stock and other	3,147	455
Net cash provided by financing activities	1,272	455
Net decrease in cash	(32,940)	(32,264)
Cash, beginning of period	232,324	259,219
Cash, end of period	$199,384	$226,955

# # #